UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 27, 2005

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747
(Address of Principal Executive Offices, including Zip Code)
(203) 316-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On July 28, 2005, Gartner, Inc. announced financial results for the quarter ended June 30, 2005. A copy of the Company’s press release is furnished as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPALS OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
On July 27, 2005, Glenn H. Hutchins resigned from the Board of Directors of the Company. Additionally, on July 27, 2005 the Board of Directors of the Company elected John R. Joyce to fill Mr. Hutchins’s term. Messrs. Hutchins and Joyce, as well as Michael J. Bingle, who is also a member of the Board of Directors of the Company, are managing directors of Silver Lake Partners, L.P. which owns approximately 34% of the Company’s outstanding common stock. Mr. Joyce also was appointed to Mr. Hutchins’s position on the Company’s Governance Committee. Mr. Hutchins cited time commitments from other Silver Lake Partners’ investments as his reason for deciding to leave the Board of Directors of the Company at this time.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits

EXHIBIT NO.	DESCRIPTION
99.1	Press Release issued July 28, 2005, with respect to financial results for Gartner, Inc. (the “Company”) for the quarter ended June 30, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: July 28, 2005	By:	/s/ Christopher Lafond

Christopher Lafond Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press Release issued July 28, 2005, with respect to financial results for Gartner, Inc. for the quarter ended June 30, 2005.